Exhibit 3(ii).2

AMENDED AND RESTATED

BYLAWS

OF

PUGET SOUND ENERGY, INC.

Originally adopted on: March 7, 2003
Amendments are listed on page i

AMENDMENTS
Section	Effect of Amendment	Date of Amendment

CONTENTS

SECTION 1. DEFINITIONS

SECTION 2. SHAREHOLDERS

2.1	Annual Meeting
2.2	Special Meetings
2.3	Meetings by Communications Equipment
2.4	Date, Time and Place of Meeting
2.5	Notice of Meeting
2.5.1	Number of Days' Notice
2.5.2	Adjourned Meeting
2.5.3	Type of Notice
2.5.4	Effectiveness of Notice
2.6	Business for Shareholders' Meetings
2.6.1	Business at Annual Meetings
2.6.2	Business at Special Meetings
2.6.3	Notice to Corporation
2.7	Waiver of Notice
2.7.1	By Delivery of a Record
2.7.2	Waiver by Attendance
2.8	Fixing of Record Date for Determining Shareholders
2.9	Voting Record
2.10	Quorum
2.11	Manner of Acting
2.12	Proxies
2.12.1	Written Authorization
2.12.2	Recorded Telephone Call, Voice Mail or Other Electronic Transmission
2.12.3	Effectiveness of Appointment of Proxy
2.12.4	Revocability of Proxy
2.12.5	Death or Incapacity of Shareholder Appointing a Proxy
2.12.6	Acceptance of Proxy's Vote or Action
2.12.7	Meaning of Sign or Signature
2.13	Voting of Shares
2.14	Voting for Directors
2.15	Action by Shareholders Without a Meeting

SECTION 3. BOARD OF DIRECTORS

3.1	General Powers
3.2	Number and Tenure
3.3	Nomination and Election
3.3.1	Nomination
3.3.2	Election
3.4	Chairperson of the Board
3.5	Vice Chairperson
3.6	Lead Independent Director
3.7	Regular Meetings
3.8	Special Meetings
3.9	Meetings by Communications Equipment
3.10	Notice of Special Meetings
3.10.1	Number of Days' Notice
3.10.2	Type of Notice
3.10.3	Effectiveness of Written Notice
3.10.4	Effectiveness of Oral Notice
3.11	Waiver of Notice
3.11.1	By Delivery of a Record
3.11.2	By Attendance
3.12	Quorum
3.13	Manner of Acting
3.14	Presumption of Assent
3.15	Action by Board or Committees Without a Meeting
3.16	Resignation
3.17	Removal
3.18	Vacancies
3.19	Executive and Other Committees
3.19.1	Creation of Committees
3.19.2	Authority of Committees

SECTION 4. OFFICERS

4.1	Appointment and Term
4.2	Resignation
4.3	Removal
4.4	Contract Rights of Officers
4.5	Chief Executive Officer
4.6	President
4.7	Vice President
4.8	Secretary
4.9	Treasurer
4.10	Salaries

SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1	Issuance of Shares
5.2	Certificates for Shares
5.3	Stock Records
5.4	Transfer of Shares
5.5	Lost or Destroyed Certificates

SECTION 6. INDEMNIFICATION

6.1	Right to Indemnification
6.2	Restrictions on Indemnification
6.3	Advancement of Expenses
6.4	Right of Indemnitee to Bring Suit
6.5	Procedures Exclusive
6.6	Nonexclusivity of Rights
6.7	Insurance, Contracts and Funding
6.8	Indemnification of Employees and Agents of the Corporation
6.9	Persons Serving Other Entities

SECTION 7. AMENDMENTS

AMENDED AND RESTATED

BYLAWS

OF

PUGET SOUND ENERGY, INC.

SECTION 1.  DEFINITIONS

        As used in these Bylaws, the following terms shall have the following meanings:

        “Articles of Incorporation” means the corporation’s Articles of Incorporation and all amendments as filed with the Washington Secretary of State.

        “Board” means the Board of Directors of the corporation.

        “Electronic transmission” means an electronic communication not directly involving the physical transfer of a record in a tangible medium that may be retained, retrieved and reviewed by the sender and the recipient and that may be directly reproduced in a tangible medium by the sender and recipient.

        “Execute,” “executes” or “executed” means signed with respect to a written record or electronically transmitted along with sufficient information to determine the sender’s identity with respect to an electronic transmission.

        “RCW” means the Revised Code of Washington, and “RCW 23B” means Title 23B of the Revised Code of Washington (also known as the Washington Business Corporation Act).

        “Record” means information inscribed on a tangible medium or contained in an electronic transmission.

        “Tangible medium” means a writing, copy of a writing or facsimile, or a physical reproduction, each on paper or on other tangible material.

        “Washington Business Corporation Act” means the Washington Business Corporation Act of the State of Washington, as it exists now or may be amended.

        “Writing” or “written” means embodied in a tangible medium, and excludes an electronic transmission.

SECTION 2.  SHAREHOLDERS

2.1	Annual Meeting

        The annual meeting of the shareholders to elect Directors and transact such other business as may properly come before the meeting shall be held on a date and time to be determined by the Board.

2.2	Special Meetings

        The Chairperson of the Board, the Chief Executive Officer or the President may call special meetings of the shareholders for any purpose.

2.3	Meetings by Communications Equipment

        Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

2.4	Date, Time and Place of Meeting

        Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to demand by shareholders, shall be held on such date and at such time and place designated by or at the direction of the Board.

2.5	Notice of Meeting

        Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board, the Chairperson of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.

2.5.1	Number of Days’ Notice

(a)	Normal Business. Except as provided in paragraph (b) of this subsection, notice of the meeting shall be provided not less than 10 nor more than 60 days before the meeting.

(b)

        Amendment to Articles of Incorporation; Merger or Share Exchange; Sale of Assets or Dissolution. Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be given not less than 20 or more than 60 days before such meeting.

2.5.2	Adjourned Meeting

        If an annual or special shareholders’ meeting is adjourned to a different date, time and place, no notice of the new date, time and place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to shareholders entitled to notice of or to vote as of the new record date.

2.5.3	Type of Notice

(a)

        Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice. If these forms of notice in a tangible medium are impracticable, notice in a tangible medium may be transmitted by an advertisement in a newspaper of general circulation in the area where published.

(b)	Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1)

        Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2)

       Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3)

        Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

2.5.4	Effectiveness of Notice

(a)

        Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.

(b)

        Notice by Telegraph, Teletype or Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation.

(c)

        Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.

(d)	Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.

(e)

        Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(f)	Notice by Publication. Notice given by publication is effective five days after first publication.

2.6	Business for Shareholders’ Meetings

2.6.1	Business at Annual Meetings

        In addition to the election of directors, other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with Section 2.6.3 , and received by the Secretary not less than 90 or more than 120 days prior to the anniversary date of the prior year’s annual meeting. Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate) and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with this Section 2.6.1. If the facts warrant, the Board, or the chairperson of an annual meeting of shareholders, may determine and declare that (a) that a proposal does not constitute proper business to be transacted at the meeting or (b) that business was not properly brought before the meeting in accordance with the provisions of this Section 2.6.1 and, if, in either case, it is so determined, any such business shall not be transacted. In addition to the procedures set forth in this Section 2.6.1, shareholders desiring to include a proposal in the corporation’s proxy statement must also comply with the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

2.6.2	Business at Special Meetings

        At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2.5, shall come before such meeting.

2.6.3	Notice to Corporation

        Any written notice required to be delivered by a shareholder to the corporation pursuant to this Section 2.6 must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices in the City of Bellevue, State of Washington.

2.7	Waiver of Notice

2.7.1	By Delivery of a Record

        Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver of notice must be (a) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (b) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be the equivalent of the giving of such notice.

2.7.2	Waiver by Attendance

        Notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.8	Fixing of Record Date for Determining Shareholders

        For the purpose of determining shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) to demand a special meeting, or (c) to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 70 days, and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation’s shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

2.9	Voting Record

        At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any shareholder or any shareholder’s agent or attorney.

2.10	Quorum

        A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.11	Manner of Acting

        If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes.

2.12	Proxies

        A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission.

2.12.1	Written Authorization

        Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature.

2.12.2	Recorded Telephone Call, Voice Mail or Other Electronic Transmission

        Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which they relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission, and the corporation shall retain copies of the transmission for a reasonable period of time after the election provided that they are retained for at least 60 days.

2.12.3	Effectiveness of Appointment of Proxy

        An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voicemail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of the meeting but shall not be valid after the final adjournment.

2.12.4	Revocability of Proxy

        An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment or a party to a voting agreement created under RCW 23B.07.310. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

2.12.5	Death or Incapacity of Shareholder Appointing a Proxy

        The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the officer or agent of the corporation authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

2.12.6	Acceptance of Proxy’s Vote or Action

        Subject to RCW 23B.07.240 and to any express limitation on the proxy’s authority stated in the appointment form or recorded telephone call, voice mail or other electronic transmission, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

2.12.7	Meaning of Sign or Signature

        For the purposes of this Section 2.12, “sign” or “signature” includes any manual, facsimile, conformed or electronic signature.

2.13	Voting of Shares

        Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote on such matter.

2.14	Voting for Directors

        Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.15	Action by Shareholders Without a Meeting

        Any action that may or is required to be taken at a meeting of the shareholders may be taken without a meeting by unanimous consent if one or more written consents setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the matter. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is signed. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each shareholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of shareholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the shareholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice required by the Articles of Incorporation to be given to any nonconsenting or nonvoting shareholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

SECTION 3.  BOARD OF DIRECTORS

3.1	General Powers

        All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2	Number and Tenure

        The Board shall be composed of not less than nine or more than fifteen Directors, the specific number to be set by resolution of the Board. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors shall be elected and serve in accordance with the Articles of Incorporation.

3.3	Nomination and Election

3.3.1	Nomination

        Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any shareholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a shareholder may nominate persons for election as Directors only if written notice (in accordance with Section 2.6.3) of such shareholder’s intention to make such nominations is received by the Secretary (i) with respect to an election to be held at an annual meeting of the shareholders, not less than 120 or more than 150 days prior to the date of such annual meeting established pursuant to Section 2.1 (or if less than 120 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of the shareholders for the election of Directors, not later than the close of business on the seventh business day following the date on which notice of such meeting is first given to shareholders. Any such shareholder’s notice shall set forth (a) the name and address of the shareholder who intends to make a nomination; (b) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the shareholder; (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the shareholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the shareholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairperson of a shareholders’ meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it so determined, the defective nomination shall be disregarded. The procedures set forth in this Section 3.3.1 for nomination for the election of Directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

3.3.2	Election

        Unless otherwise provided in the Articles of Incorporation, at each election of Directors, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

3.4	Chairperson of the Board

        If appointed by the Board, the Chairperson of the Board shall preside over the meetings of the Board and shareholders unless another member of the Board is appointed or designated by the Board to preside over such meetings. The Chairperson shall have such duties as may be prescribed by resolution of the Board, or by policy or guidelines approved by resolution of the Board and shall perform such other duties commonly incident to his or her office, except that if there shall be a Chief Executive Officer, the Chairperson of the Board shall not, unless the Chief Executive Officer is absent or disabled, perform such duties as are by these Bylaws or by resolution of the Board delegated exclusively to the Chief Executive Officer. The Chairperson of the Board must be a Director of the corporation.

3.5	Vice Chairperson

        The Board may appoint a Vice Chairperson of the Board who shall have such duties as may be prescribed by resolution of the Board, or by policy or guidelines approved by resolution of the Board. The Vice Chairperson of the Board must be a Director of the corporation.

3.6	Lead Independent Director

        The Board may appoint a Lead Independent Director who shall have such duties as may be prescribed by resolution of the Board, or by policy or guidelines approved by resolution of the Board. The Lead Independent Director must be a Director of the corporation.

3.7	Regular Meetings

        By resolution, the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.8	Special Meetings

        Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee designated by the Board, by its Chairperson. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.9	Meetings by Communications Equipment

        Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.10	Notice of Special Meetings

        Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in the form of a record or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

3.10.1	Number of Days’ Notice

        Notice of the meeting shall be given at least two days before the meeting.

3.10.2	Type of Notice

(a)

        Oral Notice. Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.

(b)

        Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.

(c)	Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.

(1)

        Consent to Receive Notice by Electronic Transmission. Notice to Directors in an electronic transmission is effective only with respect to Directors who have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.

(2)

        Revocation of Consent to Receive Notice by Electronic Transmission. A Director who has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a Director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(3)

        Posting Notice on an Electronic Network. Notice to Directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the Director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.10.3	Effectiveness of Written Notice

(a)

        Notice by Mail. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the Director at his or her address shown on the records of the corporation.

(b)

        Notice by Registered or Certified Mail. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(c)

        Notice by Telegraph, Teletype or Facsimile Equipment. Notice sent to the Director’s address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment that transmits a facsimile of the notice.

(d)	Notice by Private Carrier. Notice given by private carrier is effective when received by the Director.

(e)	Personal Notice. Notice given by personal delivery is effective when received by the Director.

(f)

        Notice by Electronic Transmission. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.10.4	Effectiveness of Oral Notice

(a)	Notice in Person or by Telephone. Oral notice is effective when received by the Director.

(b)

        Notice by Wire or Wireless Equipment. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the Director.

3.11	Waiver of Notice

3.11.1	By Delivery of a Record

        A Director may waive any notice required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice and the waiver shall be equivalent to the giving of notice. The waiver must be delivered by the Director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. The waiver shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of the meeting.

3.11.2	By Attendance

        A Director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of such meeting, unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at the meeting.

3.12	Quorum

        One-third of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than one-third are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the committee meeting from time to time without further notice.

3.13	Manner of Acting

        If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.14	Presumption of Assent

        A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director’s arrival, to holding the meeting or transacting any business at such meeting, (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.15	Action by Board or Committees Without a Meeting

        Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are executed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system in an executed electronically transmitted record. Action taken by consent of Directors without a meeting is effective when the last Director executes the consent, unless the consent specifies a later effective date. Any such consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.16	Resignation

        Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee or an executed notice to the Chairperson of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.17	Removal

        At a meeting of shareholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed for cause only by the holders of the shares entitled to elect the Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

3.18	Vacancies

        Unless the Articles of Incorporation provide otherwise, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the Directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining Directors. Any vacant office to be held by a Director elected by the holders of one or more classes or series of shares entitled to vote and be counted collectively thereon shall be filled only by the vote of the holders of such class or series of shares. A Director elected to fill a vacancy shall serve only until the next election of Directors by the shareholders.

3.19	Executive and Other Committees

3.19.1	Creation of Committees

        The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have two or more members, who shall serve at the pleasure of the Board.

3.19.2	Authority of Committees

        Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee thereof, (d) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

SECTION 4.  OFFICERS

4.1	Appointment and Term

        The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term “executive officer” shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2	Resignation

        Any officer may resign at any time by delivering executed notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3	Removal

        Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4	Contract Rights of Officers

        The appointment of an officer does not itself create contract rights.

4.5	Chief Executive Officer

        If appointed, the Chief Executive Officer shall, if also a Director of the corporation, preside at all meetings of the Board and shareholders in the absence of the Chairperson of the Board unless another member of the Board is appointed or designated by the Board to preside over such meetings. The Chief Executive Officer shall, subject to the control of the Board, supervise and control all the assets, business and affairs of the corporation and shall have such other powers as the Board shall by resolution from time to time prescribe. The Chief Executive Officer need not be a Director of the corporation.

4.6	President

        If appointed, the President shall perform the duties commonly incident to his or her office, except that if there shall be a Chairperson of the Board or a Chief Executive Officer the President shall not, unless the Chairperson of the Board and the Chief Executive Officer are absent or disabled, perform such duties as are by these Bylaws or by resolution of the Board delegated exclusively to the Chairperson of the Board or the Chief Executive Officer, as the case may be. The President shall perform such other duties as are prescribed by the Board from time to time. The President need not be a Director of the corporation.

4.7	Vice President

        In the event of the death or disability of the President or his or her inability to act, any Vice President shall perform the duties and have the powers of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions on the President. Vice Presidents shall perform such other duties as from time to time may be assigned to them by or at the direction of the Board.

4.8	Secretary

        If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.9	Treasurer

        If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer. The Treasurer shall be the chief financial and accounting officer of the corporation unless the Board shall have designated a Vice President or Controller to serve as principal financial or accounting officer. If required by the Board, the Treasurer or any Assistant Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.

4.10	Salaries

        The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1	Issuance of Shares

        No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

5.2	Certificates for Shares

        Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

5.3	Stock Records

        The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

5.4	Transfer of Shares

        The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

5.5	Lost or Destroyed Certificates

        In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon such terms and indemnity to the corporation as the Board may prescribe.

SECTION 6.  INDEMNIFICATION

6.1	Right to Indemnification

        Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a “proceeding” ), by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation or, that being or having been such a Director or officer or an employee or an agent of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an “indemnitee” ), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the corporation or a Director, officer partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Except as provided in Section 6.4 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 6.1 shall be a contract right.

6.2	Restrictions on Indemnification

        No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this Section 6.2 shall be as set forth in such amended statutory provision.

6.3	Advancement of Expenses

        The right to indemnification conferred in Section 6.1 shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

6.4	Right of Indemnitee to Bring Suit

        If a claim under Section 6.1 or 6.3 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 6 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

6.5	Procedures Exclusive

        Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section 6 are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

6.6	Nonexclusivity of Rights

        Except as set forth in Section 6.5, the right to indemnification and the advancement of expenses conferred in this Section 6 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board or shareholders, contract or otherwise.

6.7	Insurance, Contracts and Funding

        The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this Section 6 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 6.

6.8	Indemnification of Employees and Agents of the Corporation

        In addition to the rights of indemnification set forth in Section 6.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section 6 with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

6.9	Persons Serving Other Entities

        Any person who, while a Director, officer or employee of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors are held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under Sections 6.1 and 6.3, respectively.

SECTION 7.  AMENDMENTS

        These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.